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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144

                              PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
          Prospectus Supplements, dated March 13, 2002, April 22, 2002,
                       April 25, 2002 and April 30, 2002.
                                       of
                                  FINDWHAT.COM

         Bruce G. & Teresa B. Beasley (the "Beasleys") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

-    2,700 shares at $5.03 per share on April 26, 2002;

-    1,000 shares at $5.06 per share on April 26, 2002;

-    600 shares at $5.33 per share on April 26, 2002;

-    700 shares at $5.10 per share on April 26, 2002; and

-    1,000 shares at $5.05 per share on April 26, 2002.

This sale was effected by Raymond James & Associates, Inc., as agent, at a total commission charge of $0.96. Immediately following this sale, the Beasleys beneficially owned 6,500 shares of our common stock.

         On May 10, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $4.85.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus Supplement is May 13, 2002.